INSTALLED BUILDING PRODUCTS REPORTS
RECORD QUARTERLY RESULTS FOR THE THIRD QUARTER 2022 AND
DECLARES REGULAR QUARTERLY CASH DIVIDEND

Columbus, Ohio, November 3, 2022, Installed Building Products, Inc. (the "Company" or "IBP") (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced results for the third quarter ended September 30, 2022.
Third Quarter 2022 Highlights (Comparisons are to Prior Year Period)
•Net revenue increased 41.1% to a quarterly record of $719.1 million
◦Installation revenue increased 33.5% to $672.9 million, driven by strong growth across IBP’s residential new construction markets
◦Other revenue, which includes IBP’s manufacturing and distribution operations, increased from $5.6 million to $46.2 million, driven by strong operating results and recent acquisitions
•Net income increased 74.8% to $61.0 million
•Adjusted EBITDA* increased 53.8% to a record $120.2 million
•Net income per diluted share increased 80.5% to $2.13
•Adjusted net income per diluted share* increased 68.5% to $2.51
•Price/mix growth increased by a record 27.1% during the third quarter
•At September 30, 2022, IBP had $228.4 million in cash, cash equivalents and investments
•Published annual 2022 Environmental, Social and Governance ("ESG") report highlighting the positive impact the Company is making for all stakeholders
•Declared third quarter dividend of $0.315 per share which was paid to shareholders on September 30, 2022
•Returned $21.5 million to shareholders in the third quarter through dividends and share repurchases
Recent Developments
•IBP’s Board of Directors declared the fourth quarter regular cash dividend of $0.315 per share
“IBP achieved another quarter of record net revenue, net income, and adjusted EBITDA, which was led by continued strength across our residential end-markets, a favorable pricing environment, and the hard work of our team members,” stated Jeff Edwards, Chairman and Chief Executive Officer. “During the third quarter, residential housing unit completion growth accelerated and our business was supported by a robust backlog of units under construction. In addition, we continue to benefit from positive price/mix trends, which increased 27.1% in the third quarter and drove further growth in incremental margins and earnings.”
Mr. Edwards continued, “Record cash flow through the 2022 first nine months has allowed us to allocate a growing amount of capital across our proven acquisition strategy, dividend policy and share repurchase program. Year-to-date, we have acquired $73 million of annual revenue across numerous geographic regions. In addition, for the first nine months of 2022, we have returned a total of $166.0 million to shareholders through dividend payments and share repurchases, up from $26.4 million in the same period last year.”
“As we outlined in our second annual ESG report, IBP is focused on promoting positive corporate responsibility and creating lasting value for all of its stakeholders. I am extremely proud of our team's ESG progress as well as the record financial results we continue to produce. Despite macroeconomic headwinds, we expect the meaningful backlog of residential units and extended construction cycle times to support demand for our installation services throughout the remainder of 2022 and into 2023,” concluded Mr. Edwards.

Acquisition Update
IBP continues to prioritize profitable growth through its proven strategy of acquiring well-run installers of insulation and complementary building products. To date in 2022, IBP has acquired over $73 million of annual revenue and expects to acquire at least $100 million of revenue for the full year.
During the 2022 third quarter, IBP completed the following acquisition:
•In September 2022, IBP acquired All Florida Insulation, LLC, a Longwood, Florida based installer of spray foam and fiberglass insulation to residential, multifamily, and commercial customers with annual revenue of approximately $2.4 million.
Cash Dividend and Share Repurchases
IBP’s Board of Directors has approved the Company’s quarterly cash dividend of $0.315 per share, payable on December 31, 2022, to stockholders of record on December 15, 2022.
During the 2022 nine month period, IBP has repurchased over 1.2 million shares of its common stock at a total cost of $112.2 million, including commissions. At September 30, 2022, the Company had $187.5 million of availability remaining under its stock repurchase program.
Third Quarter 2022 Results Overview
For the third quarter of 2022, net revenue was a quarterly record of $719.1 million, an increase of 41.1% from $509.8 million for the third quarter of 2021. On a consolidated same branch basis, net revenue improved 28.5% from the prior year quarter, which was attributable to a 7.5% increase in the volume of jobs completed and a 27.1% increase in price/mix during the third quarter relative to the same period last year. Residential sales growth within our Installation segment was 34.9% on a same branch basis in the quarter. Commercial sales growth of 16.0% was largely driven by recent acquisitions with same branch sales up 2.8% from the prior year quarter.
Gross profit improved 41.9% to $221.3 million from $155.9 million in the prior year quarter. Adjusted gross profit* as a percent of total revenue was 30.8%, which adjusts for the Company’s share-based compensation expense, as well as expenses directly related to COVID-19, compared to 30.7% for the same period last year. The recently acquired distribution companies disclosed in the Other operating segment have lower gross margins than our Installation operating segment. During the 2022 third quarter, the Other operating segment had a gross margin of 21.1% as compared to 33.1% for the Installation operating segment. Our Other segment includes our more recent acquisitions in the distribution businesses, which had an impact on our consolidated gross profit margin of about 80 basis points. The distribution businesses did not have an impact on the prior year third quarter as they had not been acquired at that time.
Selling and administrative expense, as a percent of net revenue, was 16.1% compared to 18.1% in the prior year quarter. Adjusted selling and administrative expense*, as a percent of net revenue, was 15.7% compared to 17.5% in the prior year quarter.
Net income was $61.0 million, or $2.13 per diluted share, compared to $34.9 million, or $1.18 per diluted share in the prior year quarter. Adjusted net income* was $71.7 million, or $2.51 per diluted share, compared to $44.0 million, or $1.49 per diluted share in the prior year quarter. Adjusted net income accounts for the impact of non-core items in both periods, including an addback for non-cash amortization expense related to acquisitions.
Adjusted EBITDA* was $120.2 million, a 53.8% increase from $78.1 million in the prior year quarter, largely due to strong sales growth and lower selling and administrative expenses as a percent of net revenue compared to the prior year quarter.
Conference Call and Webcast
The Company will host a conference call and webcast on November 3, 2022 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through December 3, 2022, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13732584.
About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 220 branch locations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, our ESG initiatives, industry conditions, our financial and business model, payment of dividends, the demand for our services and product offerings, the impact of the COVID-19 crisis on our business and end markets, supply chain and material constraints, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, the impact of the COVID-19 crisis on our financial results, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the duration, effect and severity of the COVID-19 crisis; the adverse impact of the COVID-19 crisis on our business and financial results, our supply chain, the economy and the markets we serve; general economic and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; the risk that the Company may reduce, suspend or eliminate dividend payments in the future; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.
*Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited, in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net revenue	$719,114	$509,763	$1,983,355	$1,434,927
Cost of sales	497,837	353,879	1,372,966	1,001,730
Gross profit	221,277	155,884	610,389	433,197
Operating expenses
Selling	31,651	24,188	86,214	67,677
Administrative	84,345	68,056	247,519	199,607
Amortization	11,370	9,224	33,728	26,798
Operating income	93,911	54,416	242,928	139,115
Other expense, net
Interest expense, net	10,668	7,687	31,669	22,781
Other expense (income)	185	(483)	698	(494)
Income before income taxes	83,058	47,212	210,561	116,828
Income tax provision	22,080	12,320	55,857	27,432
Net income	$60,978	$34,892	$154,704	$89,396
Other comprehensive income (loss), net of tax:
Net change on cash flow hedges, net of tax (provision) benefit of $(5,105) and $(454) for the three months ended September 30, 2022 and 2021, respectively, and $(15,138) and $(2,638) for the nine months ended September 30, 2022 and 2021, respectively	14,379	1,292	42,640	7,762
Comprehensive income	$75,357	$36,184	$197,344	$97,158
Earnings Per Share:
Basic	$2.14	$1.19	$5.36	$3.05
Diluted	$2.13	$1.18	$5.33	$3.02
Weighted average shares outstanding:
Basic	28,478,954	29,404,257	28,851,389	29,355,538
Diluted	28,595,707	29,620,748	29,020,509	29,615,162

Cash dividends declared per share	$0.32	$0.30	$1.85	$0.90

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$203,402	$333,485
Investments	24,996	—
Accounts receivable (less allowance for credit losses of $9,083 and $8,717 at September 30, 2022 and December 31, 2021, respectively)	415,657	312,767
Inventories	182,176	143,039
Prepaid expenses and other current assets	71,790	70,025
Total current assets	898,021	859,316
Property and equipment, net	115,479	105,933
Operating lease right-of-use assets	72,226	69,871
Goodwill	356,612	322,517
Customer relationships, net	184,225	178,264
Other intangibles, net	91,613	86,157
Other non-current assets	45,675	31,144
Total assets	$1,763,851	$1,653,202
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Current maturities of long-term debt	$30,494	$30,839
Current maturities of operating lease obligations	25,414	23,224
Current maturities of finance lease obligations	2,275	1,747
Accounts payable	156,117	132,705
Accrued compensation	61,453	50,964
Other current liabilities	82,809	68,090
Total current liabilities	358,562	307,569
Long-term debt	827,906	832,193
Operating lease obligations	46,640	46,075
Finance lease obligations	5,469	3,297
Deferred income taxes	19,901	4,819
Other long-term liabilities	47,859	42,409
Total liabilities	1,306,337	1,236,362
Commitments and contingencies (Note 16)
Stockholders’ equity	—	—
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 33,429,557 and 33,271,659 issued and 28,604,098 and 29,706,401 shares outstanding at September 30, 2022 and December 31, 2021, respectively	334	333
Additional paid in capital	225,377	211,430
Retained earnings	453,286	352,543
Treasury stock; at cost: 4,825,459and 3,565,258 shares at September 30, 2022 and December 31, 2021, respectively	(263,896)	(147,239)
Accumulated other comprehensive income (loss)	42,413	(227)
Total stockholders’ equity	457,514	416,840
Total liabilities and stockholders’ equity	$1,763,851	$1,653,202

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$154,704	$89,396
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	35,153	32,498
Amortization of operating lease right-of-use assets	19,832	16,464
Amortization of intangibles	33,728	26,798
Amortization of deferred financing costs and debt discount	1,436	993
Provision for credit losses	2,754	1,135
Gain on sale of property and equipment	(1,048)	(1,405)
Noncash stock compensation	10,290	10,228
Other, net	1,509	2,414
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(98,528)	(23,224)
Inventories	(23,071)	(37,122)
Proceeds from termination of interest rate swap agreements	25,462	—
Other assets	4,773	(8,116)
Accounts payable	20,290	14,120
Income taxes receivable/payable	12,354	(107)
Other liabilities	(971)	(7,594)
Net cash provided by operating activities	198,667	116,478
Cash flows from investing activities
Purchases of investments	(344,388)	—
Maturities of short term investments	320,000	—
Purchases of property and equipment	(35,212)	(27,898)
Acquisitions of businesses, net of cash acquired of $330 and $1,640 in 2022 and 2021, respectively	(75,779)	(94,500)
Proceeds from sale of property and equipment	1,418	2,219
Other	(5,974)	(1,430)
Net cash used in investing activities	(139,935)	(121,609)
Cash flows from financing activities
Payments on Term Loan	(3,750)	—
Proceeds from vehicle and equipment notes payable	20,492	20,753
Debt issuance costs	(655)	—
Principal payments on long-term debt	(23,340)	(19,688)
Principal payments on finance lease obligations	(1,661)	(1,573)
Dividends paid	(53,821)	(26,428)
Acquisition-related obligations	(9,423)	(2,442)
Repurchase of common stock	(112,193)	—
Surrender of common stock awards by employees	(4,464)	(5,576)
Net cash used in financing activities	(188,815)	(34,954)
Net change in cash and cash equivalents	(130,083)	(40,085)
Cash and cash equivalents at beginning of period	333,485	231,520
Cash and cash equivalents at end of period	$203,402	$191,435
Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$40,639	$23,748
Income taxes, net of refunds	43,512	27,428
Supplemental disclosure of noncash activities
Right-of-use assets obtained in exchange for operating lease obligations	22,056	23,543
Release of indemnification of acquisition-related debt	980	2,036
Property and equipment obtained in exchange for finance lease obligations	4,411	1,918
Seller obligations in connection with acquisition of businesses	25,534	18,987
Unpaid purchases of property and equipment included in accounts payable	857	1,327

Information on Segments
In the first quarter of 2022, we realigned our operating segments. This change resulted in our Company having three operating segments consisting of Installation, Distribution and Manufacturing. The Other category reported below reflects the operations of our Distribution and Manufacturing operating segments.

INSTALLED BUILDING PRODUCTS, INC.
SEGMENT INFORMATION
(unaudited, in thousands)

	Three months ended September 30, 2022				Three months ended September 30, 2021
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$672,916	$47,748	$(1,550)	$719,114	$504,161	$6,305	$(703)	$509,763
Cost of sales (exclusive of depreciation and amortization shown separately below)	450,017	37,659	(1,116)	486,560	339,308	4,837	(539)	343,606
Segment gross profit	222,899	10,089	(434)	232,554	164,853	1,468	(164)	166,157
Depreciation and amortization				11,277				10,273
Gross profit, as reported				221,277				155,884
Selling				31,651				24,188
Administrative				84,345				68,056
Amortization				11,370				9,224
Operating income				93,911				54,416
Interest expense, net				10,668				7,687
Other expense (income)				185				(483)
Income before income taxes				$83,058				$47,212

	Three months ended June 30, 2022				Three months ended June 30, 2021
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Segment gross profit percentage	33.1%	21.1%	28.0%	32.3%	32.7%	23.3%	23.3%	32.6%

	Nine months ended September 30, 2022				Nine months ended September 30, 2021
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$1,872,544	$114,690	$(3,879)	$1,983,355	$1,419,302	$17,182	$(1,557)	$1,434,927
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,255,521	87,425	(3,015)	1,339,931	959,384	12,980	(1,207)	971,157
Segment gross profit	617,023	27,265	(864)	643,424	459,918	4,202	(350)	463,770
Depreciation and amortization				33,035				30,573
Gross profit, as reported				610,389				433,197
Selling				86,214				67,677
Administrative				247,519				199,607
Amortization				33,728				26,798
Operating income				242,928				139,115
Interest expense, net				31,669				22,781
Other expense (income)				698				(494)
Income before income taxes				$210,561				$116,828

	Nine months ended September 30, 2022				Nine months ended September 30, 2021
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Segment gross profit percentage	33.0%	23.8%	22.3%	32.4%	32.4%	24.5%	22.5%	32.3%

The prior period disclosures in the above table have been recast to conform to the current period segment presentation.

INSTALLED BUILDING PRODUCTS, INC.
REVENUE BY END MARKET
(unaudited, in thousands)

	Three months ended September 30,				Nine months ended September 30,
	2022		2021		2022		2021
Installation
Residential new construction	$532,299	74%	$385,401	76%	$1,480,214	75%	$1,082,379	75%
Repair and remodel	39,139	6%	31,276	6%	109,745	5%	89,810	7%
Commercial	101,478	14%	87,484	17%	282,585	14%	247,113	17%
Net revenue - Installation	672,916	94%	504,161	99%	1,872,544	94%	1,419,302	99%
Other [1]	46,198	6%	5,602	1%	110,811	6%	15,625	1%
Net revenue, as reported	$719,114	100%	$509,763	100%	$1,983,355	100%	$1,434,927	100%

1 Net revenue for manufacturing operations are included in Other category for all periods presented to conform with our change in composition of operating segments.

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting EBITDA, GAAP net income, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.
We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.
Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.
We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED NET INCOME CALCULATIONS
(unaudited, in thousands, except share and per share amounts)

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.
Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income, as reported	$60,978	$34,892	$154,704	$89,396
Adjustments for adjusted net income
Share based compensation expense	3,212	3,535	10,290	10,228
Acquisition related expenses	(94)	(252)	1,307	1,649
COVID-19 expenses [1]	2	311	303	365
Gain on sale of assets	—	(499)	—	(499)
Amortization expense [2]	11,370	9,224	33,728	26,798
Legal Reserve	—	—	845	—
Tax impact of adjusted items at a normalized tax rate [3]	(3,767)	(3,203)	(12,083)	(10,021)
Adjusted net income	$71,701	$44,008	$189,094	$117,916
Weighted average shares outstanding (diluted)	28,595,707	29,620,748	29,020,509	29,615,162
Diluted net income per share, as reported	$2.13	$1.18	$5.33	$3.02
Adjustments for adjusted net income, net of tax impact, per diluted share [4]	0.38	0.31	1.19	0.96
Diluted adjusted net income per share	$2.51	$1.49	$6.52	$3.98

1    Addback of employee pay, employee medical expenses, and legal fees directly attributable to COVID-19.
2     Addback of all non-cash amortization resulting from business combinations.
3     Normalized effective tax rate of 26.0% applied to periods presented.
4     Includes adjustments related to the items noted above, net of tax.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED GROSS PROFIT CALCULATIONS
(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Gross profit, as reported	$221,277	$155,884	$610,389	$433,197
Share based compensation expense	164	161	484	287
COVID-19 expense [1]	2	310	4	360
Adjusted gross profit	$221,443	$156,355	$610,877	$433,844
Adjusted gross profit - % Total Revenue	30.8%	30.7%	30.8%	30.2%
1     Addback of employee pay and employee medical expenses directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS
(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Selling expense	$31,651	$24,188	$86,214	$67,677
Administrative expense	84,345	68,056	247,519	199,607
Selling and Administrative, as reported	115,996	92,244	333,733	267,284
Share based compensation expense	3,048	3,374	9,806	9,941
Acquisition related expense	(94)	(252)	1,307	1,649
COVID-19 expenses [1]	—	1	299	5
Legal reserve	—	—	845	—
Adjusted Selling and Administrative	$113,042	$89,121	$321,476	$255,689
Adjusted Selling and Administrative - % Total Revenue	15.7%	17.5%	16.2%	17.8%
1    Addback of employee pay and employee medical expenses directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED EBITDA CALCULATIONS
(unaudited, in thousands)

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Adjusted EBITDA
Net income, as reported	$60,978	$34,892	$154,704	$89,396
Interest expense	10,668	7,687	31,669	22,781
Provision for income tax	22,080	12,320	55,857	27,432
Depreciation and amortization	23,361	20,152	68,881	59,296
EBITDA	117,087	75,051	311,111	198,905
Acquisition related expenses	(94)	(252)	1,307	1,649
Share based compensation expense	3,212	3,535	10,290	10,228
COVID-19 expenses [1]	2	311	303	365
Gain on sale of assets	—	(499)	—	(499)
Legal reserve	—	—	845	—
Adjusted EBITDA	$120,207	$78,146	$323,856	$210,648
Adjusted EBITDA Margin	16.7%	15.3%	16.3%	14.7%

1     Addback of employee pay and employee medical expenses, and legal fees directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
SUPPLEMENTARY TABLE
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Period-over-period Growth
Consolidated Sales Growth	41.1%	21.2%	38.2%	18.4%
Consolidated Same Branch Sales Growth	28.5%	11.2%	26.2%	8.9%

Installation [1]
Sales Growth	33.5%	21.3%	31.9%	18.2%
Same Branch Sales Growth	28.4%	11.2%	26.2%	8.6%

Single-Family Sales Growth	39.2%	24.1%	38.2%	20.1%
Single-Family Same Branch Sales Growth	35.3%	16.0%	32.8%	12.8%

Multi-Family Sales Growth	33.9%	18.2%	29.7%	17.0%
Multi-Family Same Branch Sales Growth	32.9%	10.9%	28.9%	7.0%

Residential Sales Growth	38.4%	23.2%	36.8%	19.6%
Residential Same Branch Sales Growth	34.9%	15.1%	32.1%	11.8%

Commercial Sales Growth [2]	16.0%	17.5%	14.4%	12.1%
Commercial Same Branch Sales Growth	2.8%	(0.2)%	4.4%	(5.0)%

Other [1,3]
Sales Growth	657.3%	23.0%	567.5%	44.0%
Same Branch Sales Growth	44.3%	23.0%	43.8%	44.0%

Same Branch Sales Growth - Installation
Volume Growth [4]	7.5%	4.7%	7.9%	10.4%
Price/Mix Growth [4]	27.1%	7.4%	22.2%	(0.3)%

U.S. Housing Market [5]
Total Completions Growth	6.5%	(2.1)%	2.3%	5.9%
Single-Family Completions Growth	8.1%	1.5%	5.4%	6.9%
Multi-Family Completions Growth	5.6%	(9.6)%	(5.3)%	4.3%
1    During the three months ended March 31, 2022, we realigned our operating segments to reflect recent changes in our business. Prior period disclosures in the above table have been recast to conform to the current period segment presentation. The segment change has no impact on the Company's previously reported consolidated U.S. GAAP financial results.
2    Our commercial end market consists of heavy and light commercial projects.
3     Other business segment category includes our manufacturing and distribution businesses operating segments. As of 1Q22, Installation segment end market growth metrics exclude the manufacturing and distribution businesses. Our distribution businesses were acquired in December, 2021 and April, 2022.
4     The heavy commercial end market is excluded from these metrics given its much larger per-job revenue compared to our average job.
5     U.S. Census Bureau data, as revised.

INSTALLED BUILDING PRODUCTS, INC.
INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS
(unaudited, in thousands)

Revenue Increase
	Three months ended September 30,				Nine months ended September 30,
	2022	% Total	2021	% Total	2022	% Total	2021	% Total
Same Branch	$145,083	69.3%	$47,216	52.9%	$376,491	68.6%	$107,467	48.2%
Acquired	64,269	30.7%	42,060	47.1%	171,937	31.4%	115,704	51.8%
Total	$209,352	100.0%	$89,276	100.0%	$548,428	100.0%	$223,171	100.0%

Adjusted EBITDA Margin Contributions
	Three months ended September 30,				Nine months ended September 30,
	2022	% Margin	2021	% Margin	2022	% Margin	2021	% Margin
Same Branch	$35,873	24.7%	$6,220	13.2%	$92,808	24.7%	$14,011	13.0%
Acquired	6,187	9.6%	5,726	13.6%	20,400	11.9%	18,172	15.7%
Total	$42,060	20.1%	$11,946	13.4%	$113,208	20.6%	$32,183	14.4%

Source: Installed Building Products, Inc.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net